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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              -----------------------------------------------------

                                    FORM 8-K

              -----------------------------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



           January 27, 2000                               0-16132
    -------------------------------              ----------------------------
            Date of Report                        Commission File Number
  (Date of earliest event reported)




                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)




              Delaware                                   22-2711928
   ---------------------------------              --------------------------
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                 Identification Number)



                               7 POWDER HORN DRIVE
                            WARREN, NEW JERSEY 07059
           ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (732) 271-1001
           ------------------------------------------------------------
              (Registrant's telephone number, including area code)

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




ITEM 5.      OTHER EVENTS.

                  On January 27, 2000, Celgene Corporation (the "Company") issued a press release announcing its results for the three months and year ended December 31, 1999.

                  The press release is filed as an exhibit hereto and is hereby incorporated by reference.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (a)      not applicable

         (b)      not applicable

         (c)      Exhibits

                  99       Press Release, dated January 27, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 27, 2000                               CELGENE CORPORATION



                                            By: /s/ John W. Jackson
                                                --------------------------------
                                       Name:   John W. Jackson
                                       Title:  Chairman of the Board and
                                               Chief Executive Officer

                                                   EXHIBIT INDEX

      EXHIBIT                   DESCRIPTION                           PAGE
----------------    ---------------------------------------     ----------------

      99.1          Press Release, dated January 27, 2000.

                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

                                             CONTACT:    ROBERT J. HUGIN
                                                         SENIOR VP AND CFO
                                                         CELGENE CORPORATION
                                                         (732) 271-4102

         CELGENE CORPORATION ANNOUNCES FOURTH QUARTER RESULTS

WARREN, NJ (JANUARY 27, 2000) - Celgene Corporation (NASDAQ: CELG) announced today results for the three months and year ended December 31, 1999. Total revenues for the three months ended December 31, 1999 were $9.4 million, consisting of product sales of THALOMID(R) (thalidomide) of $9.0 million and $425,000 of revenues from research contracts. For the comparable period in 1998, total revenues were $2.7 million, consisting of product sales of THALOMID of $2.2 million and $430,000 of revenues from research contracts. The $9.0 million of THALOMID sales for the three months ended December 31, 1999 represents a 42% increase over the $6.3 million in THALOMID sales for the three months ended September 30, 1999. The net loss applicable to common stockholders for the three months ended December 31, 1999 was $2.8 million, or $0.16 per share, compared with $8.4 million, or $0.51 per share, for the comparable period in 1998.

Total revenues in 1999 were $26.2 million, compared with $3.8 million in 1998. Total revenues in 1999 consisted of product sales of THALOMID of $24.1 million and $2.1 million of revenues from research contracts. Total revenues in 1998 consisted of product sales of THALOMID of $3.3 million and $535,000 of revenues from research contracts. The net loss applicable to common stockholders in 1999 was $21.8 million, or $1.28 per share, compared with $25.1 million, or $1.55 per share, in 1998.

January 27, 2000
Page 2

The net loss applicable to common stockholders for the three months and year ended December 31, 1999 includes a tax benefit of $3.0 million from the sale of a portion of Celgene's New Jersey tax loss carryforwards. The 1998 results of operations included a one time gain of $7.0 million from the sale of Celgene's discontinued chiral chemical intermediate business.

Research and development expenses for the three months ended December 31, 1999 were $5.3 million, an 8% increase over the research and development expenses of $4.9 million for the previous three-month period. This increase was primarily due to increased clinical trial costs, primarily for ATTENADE(TM). Selling, general and administrative expenses were $8.4 million for the three months ended December 31, 1999, a 27% increase over the selling, general and administrative expenses of $6.6 million for the previous three-month period. This increase was primarily due to the expansion of Celgene's sales and commercialization organization and increased warehousing and distribution expenses.

Research and development expenses for the year ended December 31, 1999 were $19.6 million, compared with $19.8 million in 1998. Although research and development expenses remained little changed year over year, spending on clinical trials for THALOMID, ATTENADE, SelCIDs(TM) and IMiDs(TM) increased significantly, but was offset by decreased expenses related to the THALOMID regulatory approval process and spending on pre-clinical toxicology. In 1999, selling, general and administrative expenses were $26.2 million, compared with $16.2 million in 1998. This increase was primarily due to the expansion of Celgene's sales and commercialization organization and increased warehousing and distribution expenses,

January 27, 2000
Page 3


including  Celgene's  System for Thalidomide  Education and  Prescribing  Safety
(S.T.E.P.S.(TM))   program  which  is  designed  to  facilitate   the  safe  and
appropriate use of THALOMID.

Celgene Corporation, headquartered in Warren, NJ, is an independent biopharmaceutical company engaged in the discovery, development and commercialization of small molecule drugs for cancer and immunological diseases. Please feel free to visit Celgene's website: http://www.Celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under Celgene's control which may cause actual results, performance or achievements of Celgene to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include actions by the Food and Drug Administration and other regulatory authorities, and those factors detailed in Celgene's filings with the Securities and Exchange Commission, such as reports on Forms 10-K, 10-Q and 8-K.

                                      # # #

                              CELGENE CORPORATION

                         CONSOLIDATED FINANCIAL RESULTS


                                                                       ---------------------------------------------------
                                                                          THREE MONTHS ENDED            YEAR ENDED
                                                                             DECEMBER 31,              DECEMBER 31,
                                                                       ------------------------- -------------------------
                                                                                1998        1999         1998         1999
                                                                       ------------- ----------- ------------ ------------
                                                                              (UNAUDITED)               (UNAUDITED)

In thousands, except per share data

STATEMENTS OF OPERATIONS DATA:
Revenues:
 Product sales .......................................................   $ 2,235      $  8,988    $   3,266    $  24,052
 Research contracts ..................................................       430           425          535        2,158
                                                                         -------      --------    ---------    ---------
   Total Revenues ....................................................     2,665         9,413        3,801       26,210
Expenses:
 Cost of goods sold ..................................................       223           906          282        2,983
 Research and development ............................................     5,804         5,280       19,772       19,646
 Selling, general and administrative .................................     5,011         8,389       16,219       26,236
                                                                         -------      --------    ---------    ---------
   Total expenses ....................................................    11,038        14,575       36,273       48,865
                                                                         -------      --------    ---------    ---------
Operating loss .......................................................    (8,373)       (5,162)     (32,472)     (22,655)
Other--income (expense), net .........................................        (2)       (701)           449       (2,144)
                                                                         -------      --------    ---------    ---------
Loss before tax benefit...............................................    (8,375)       (5,863)     (32,023)     (24,799)
Tax benefit...........................................................        --         3,018           --        3,018
                                                                         -------      --------    ---------    ---------
Loss from continuing operations ......................................    (8,375)       (2,845)     (32,023)     (21,781)
Gain from discontinued operations, net ...............................        --            --        6,955           --
Accretion of premium payable on preferred stock and warrants .........        --            --           25           --
                                                                         -------      --------    ---------    ---------
Net loss applicable to common stockholders ...........................   $(8,375)     $ (2,845)   $ (25,093)   $ (21,781)
                                                                         =======      ========    =========    =========
Per share--basic and diluted:
 Loss from continuing operations, net ................................   $ (0.51)     $  (0.16)   $   (1.98)   $   (1.28)
 Net loss applicable to common stockholders ..........................   $ (0.51)     $  (0.16)   $   (1.55)   $   (1.28)
                                                                         =======      ========    =========    =========
Weighted average number of shares of common stock
 outstanding .........................................................    16,449        17,334       16,160       17,012

                                                                        ---------------------------
                                                                               DECEMBER 31,
                                                                        ---------------------------
                                                                                 1998          1999
                                                                        ------------- -------------
                                                                                (UNAUDITED)


In thousands
BALANCE SHEET DATA:

Cash and cash equivalents and marketable securities available for sale   $    5,124    $   19,527
Total assets ..........................................................      11,928        32,334
Long term convertible notes ...........................................       8,349        38,495
Total stockholders' deficit ...........................................      (3,733)      (15,709)